EXHIBIT 23.2

CONRAD C. LYSIAK
Attorney and Counselor at Law
601 West First Avenue
Suite 503
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form S-8 Registration Statement to be filed with the Securities and Exchange Commission as attorney for the Issuer, Asia Payment Systems Inc. and to the reference to my firm under the subcaption "Opinion of Counsel."

DATED this 20th day of May, 2004.

Yours truly,

/s/ Conrad C. Lysiak
Conrad C. Lysiak